Exhibit 23.1

Deloitte & Touche LLP 50 South Sixth Street
Suite 2800
Minneapolis
USA

Tel: +1 612 397 4000 Fax: +1 612 397 4450 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 on Form S-3 to Registration Statement Nos. 333-170503 and 333-171052 on Form S-1 of our report dated March 7, 2011 relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the January 1, 2009 adoption of new authoritative accounting guidance regarding the financial reporting for outstanding equity-linked financial instruments), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, and the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 7, 2011

Member of Deloitte Touche Tohmatsu